Exhibit 32.1
CERTIFICATION PURSUANT TO RULE 13a-14(b)
OF THE SECURITIES EXCHANGE ACT OF 1934
In connection with the annual report on Form 10-K of West Marine, Inc. (the “Company”) for the year ended January 3, 2015, as filed with the Securities and Exchange Commission as of the date hereof (the “Report”), I, Matthew L. Hyde, Chief Executive Officer of the Company, and I, Deborah Ajeska, Principal Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ MATTHEW L. HYDE
Name:	Matthew L. Hyde
Title:	Chief Executive Officer

Date:	March 12, 2015

/s/ DEBORAH AJESKA
Name:	Deborah Ajeska
Title:	Principal Financial Officer

Date:	March 12, 2015
A signed original of this written statement required by Rule 13a-14(b), or other documentation authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Rule 13a-14(b), has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.
This certification “accompanies” the annual report on Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Report, irrespective of any general incorporation language contained in such filing).